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                                                                      EXHIBIT 11


               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES
              COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
                    (In thousands, except per share amounts)

                                                 Three months ended    Nine months ended
                                                   September 30,         September 30,
                                                 ------------------    ------------------
                                                  1999       1998       1999       1998
                                                 -------    -------    -------    -------
Net earnings, basic basis ...................    $18,607    $26,801    $62,115    $76,920
Plus:  Impact of assumed conversion of the
       LYONs, net of applicable incomes
       taxes ................................         --        660        263      1,883
                                                 -------    -------    -------    -------
Diluted earnings ............................    $18,607    $27,461    $62,378    $78,803
                                                 =======    =======    =======    =======
Weighted average shares outstanding during
  the period, basic basis ...................     29,861     28,382     30,353     27,653
Plus:  Common stock equivalent shares assumed
       from conversion of options ...........      1,308      1,819      1,212      1,928
       Common stock equivalent shares assumed
       from conversion of LYONs .............         --      3,526        472      3,766
                                                 -------    -------    -------    -------
Weighted average shares outstanding during
  the period, diluted basis .................     31,169     33,727     32,037     33,347
                                                 =======    =======    =======    =======
Basic earnings per share ....................    $   .62    $   .94    $  2.05    $  2.78
                                                 =======    =======    =======    =======
Diluted earnings per share ..................    $   .60    $   .81    $  1.95    $  2.36
                                                 =======    =======    =======    =======
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